FOR IMMEDIATE RELEASE                                       SYMBOL:  TMDN
May 12, 2005                                                TRADED:  Pink Sheets

               TAYLOR MADISON ACQUIRES TELZUIT TECHNOLOGIES, INC.
               --------------------------------------------------
                       AND COMPLETES A SECURITIES OFFERING
                      ------------------------------------

ORLANDO, FL - May 12, 2005 - Telzuit Technologies, Inc. d/b/a BioPatch Systems ("Telzuit" or the "Company") and Taylor Madison Corp. (Pink Sheets: TMDN) announced today that they have closed a definitive Share Exchange Agreement, providing for the acquisition by Taylor Madison Corp. ("Taylor Madison") of all of the issued and outstanding shares of Telzuit for an aggregate of 2,207,723 Series B Preferred shares of Taylor Madison. In connection with the transaction, Taylor Madison will soon change its name to "Telzuit Medical Technologies, Inc."

Upon completion of the acquisition of Telzuit, Donald Sproat was elected to serve as President, Chief Executive Officer, and Chief Financial Officer and was named as a director of Taylor Madison, James Tolan was elected to serve as Senior Vice President of Business Development of Taylor Madison, and Michael Vosch was elected to serve as Senior Vice President of Product Development of Taylor Madison. Each of Messrs. Sproat, Tolan, and Vosch are also officers of Telzuit.

Also in conjunction with the transaction, Taylor Madison is pleased to announce that it has concluded a private placement with institutional and other accredited investors in excess of $500,000. The Company issued 10% Convertible Debentures and Class A Warrants to the group of investors. Midtown Partners & Co., LLC acted as the sole placement agent in this transaction.

According to Donald Sproat, President and Chief Executive Officer of Taylor Madison and Telzuit, "The development of our business model calls for rapid growth, and the completion of the share exchange with Taylor Madison is an important step in that development. Being a publicly traded company should allow us to raise additional capital and accelerate the placement of our initial product as well as fund the brisk development of successive products." "We are pleased that our acquisition of Telzuit was completed in a timely fashion," notes Michael B. Wellikoff, former Chairman of Taylor Madison Corp. "We believe that the acquisition of Telzuit Technologies is in the best interest of all Taylor Madison shareholders."

ABOUT  TELZUIT  TECHNOLOGIES,  INC.

Telzuit Technologies, Inc. is dedicated to providing advanced mobile medicine for people worldwide. The first step in this mission will initially take the form of our state-of-the-art, FDA approved, Bio-Patch Wireless Heart Monitor. This is a full 12-lead, completely wireless, Holter monitor which is new to the marketplace. The Company anticipates that the product will be available to patients and physicians during the 2005 calendar year.

Telzuit is also building its own dedicated intranet as a platform to handle several of the products it will be releasing, including its initial product. More information on Telzuit, its business model, and its products can be found on its website: www.telzuit.com.

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ABOUT  MIDTOWN  PARTNERS  &  CO.,  LLC

Originally founded in May 2000, Midtown Partners & Co., LLC is an investment bank focused on private placement investment banking opportunities. The investment banking group at Midtown Partners & Co., LLC was founded on the premise that client relationships and industry focus are keys to the success of emerging growth companies. Such companies require investment banking services from a firm with a unique understanding of the marketplace and the nature of these transactions. Additional information can be found at www.midtownpartners.com.

The corporate offices of Taylor Madison and Telzuit are located at 5422 Carrier Drive, Suite 306, Orlando, FL 32819. Questions may be addressed to James Tolan, Senior Vice President of Business Development, at (407) 354-1222.


FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and Taylor Madison and Telzuit results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and Taylor Madison and Telzuit undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

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